EXHIBIT 10.2

                       AGREEMENT OF ASSIGNMENT OF
                  PURCHASE AGREEMENT FOR SALE OF ASSETS

                                ADDENDUM

This Agreement made as of the 20th day of April 1998, between Baja Pro Racing Series, S.A. de C.V., ("BPRS"), a Mexican Corporation and NetRom, Inc., ("NI"), a California Corporation is hereby agreed as follows:

WHEREAS, "BPRS" is purchasing from Tri-National Development Corp.,("TND"), upon certain terms and subject to certain conditions as stated in their April 29th, 1997 Agreement, the properties of "TND" described therein and whereas Rene Ruelas as President of "BPRS" desires the right to assign the said agreement to ("NI") and ("NI") is willing to accept said assignment, subject to the same mutual covenants, agreements, representations and warranties contained in that Agreement, the parties agree as follows;

          Rene Ruelas will assign the April 29th, 1997 agreement to ("NI") subject to the approval of "TND". The assignee, ("NI") is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has all necessary corporate powers to own and sell its properties and carry on its business as now owned and operated by it and is in good standing in California. Additionally, the assignee will execute new agreements with ("TND") as presented and will pay $1.00 as full consideration for this assignment. ("BPRS") hereby accepts the $1.00 as full consideration for its interests in the April 29, 1997 agreement and both parties heretofore will hold each other harmless relative to this agreement.

     This assignment to take affect upon the signing by all parties identified below by no later than April 28, 1998. IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

"BPRS"  Att: Mr. Rene Ruelas, President _________________________________

        Baja Pro Racing Series, S.A. de C.V.
        Calle Delante #302
        Bahai de Ensenada
        Ensenada, Baja, California, Mexico 22890

"NI"    Att: Thomas Carter, President   ________________________________

        NetRom, Inc.
        960 Grand Ave.
        San Diego, California 92109

The assignment is hereby approved on behalf of Tri-National Development
Corp.

"TND" Att: Mr. Michael Sunstein. President _______________________________

        Tri-National Development Corp.
        480 Camino del Rio South #140
        San Diego, California 92108